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                                                                    Exhibit 3.26

No. 2899075

                        THE COMPANIES ACTS 1985 AND 1989

                            -------------------------

                            COMPANY LIMITED BY SHARES

                            -------------------------

                            MEMORANDUM OF ASSOCIATION

                                       of

                        SPARKLING SPRING WATER UK LIMITED

1.    The name of the Company is "sparkling Spring Water UK Limited".

2. The registered office of the Company will be situated in England and Wales.

3. The object of the Company is to carry on business as a general commercial company. In particular, but without prejudice to the generality of the foregoing, the Company has the following objects:

      (a) (i) To manufacture, buy, sell, improve, treat, preserve, fine aerate, mineralise, bottle and otherwise deal in spring mineral and aerated waters and other liquids of every description and to carry on all or any of the business of manufacturers, bottlers, merchants and distributors of and dealers in spring mineral and aerated waters and other liquids of every description.

            (ii) To purchase, lease or otherwise acquire bottles, drums and other containers for water and other liquids and supply the same to customers.
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            (iii) To supply maintenance, cleaning and sanitation services.

      (b) To purchase, take on lease or in exchange, hire or otherwise acquire and hold, for any estate or interest, and manage any lands, buildings, servitudes, easements, rights, privileges, concessions, machinery, plant, stock-in-trade and any heritable or moveable real or personal property of any kind.

      (c) To purchase or otherwise acquire, dispose of, protect, extend and renew any patents, registered designs, trade marks, and service marks (whether registered or not) copyright, design right or any similar property rights including those subsisting in inventions, designs, drawings, performances, computer programs, semi-conductor topographies, confidential information, business names, goodwill and the style of presentation of goods or services and applications for protection thereof which may seem to the Company capable of being used for any of the purposes of the Company, or the acquisition of which may seem calculated directly or indirectly to benefit the Company and to use, exercise, develop, receive or grant licenses in respect of or otherwise turn to account any of the same for any purpose whatsoever, whether manufacturing or otherwise, which the Company may think calculated directly or indirectly to achieve these objects.

      (d) To form, promote, subsidize and assist companies, syndicates or other bodies of all kinds and to issue on commission or otherwise underwrite, subscribe for and take or guarantee the payment of any dividend or interest on any shares, stocks, debentures or other capital or securities or
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            obligations of any such companies, syndicates or other bodies, and to pay or provide for brokerage commission and underwriting in respect of any such issue.

      (e) To enter into partnerships or into any arrangement for sharing profits, union of interests, co-operation or otherwise with any person or company for the purpose of carrying on business within any of the objects of the Company.

      (f) To carry on any other business which may seem to the Company capable of being conveniently carried on in connection with the above or calculated directly or indirectly to enhance the value of or render profitable any of the Company's property or rights.

      (g) To purchase or otherwise acquire and undertake all or any part of the business, property, liabilities and transactions of any person, body or company carrying on any business which this Company is authorized to carry on, or possessed of property, assets or rights suitable for any of the objects of the Company.

      (h) To develop, work, improve, manage, lease, mortgage, charge, pledge, turn to account or otherwise deal with all or any part of the property, assets or rights of the Company, to surrender or accept surrender of any lease or tenancy or rights, and to sell or deal with the property, assets, business, rights or undertaking of the Company, or any part thereof, and on such terms and for such consideration as the Company may think fit, and including for cash or shares, debentures or securities of any other company.
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      (i)   To build, construct, erect, maintain, alter, replace or remove any buildings, works, offices, erections, plant, machinery, tools, equipment or otherwise as may seem desirable for any of the businesses or in the interests of the Company, and to manufacture, buy, sell, lease or otherwise acquire and generally deal in any plant, tools, machinery, goods or things of any description which may be conveniently dealt with in connection with any of the Company's objects.

      (j) To manage and conduct the affairs of any companies, firms, bodies and persons carrying on business of any kind whatsoever, and in any part of the world.

      (k) To enter into, carry on and participate in financial transactions and dealings and operations of all kinds and to take any steps which may be considered expedient for carrying into effect such transactions, dealings and operations including, without prejudice to the generality of the foregoing, borrowing and lending money and entering into contracts and arrangements of all kinds.

      (l) To borrow or raise money in such manner as the company shall think fit and in particular by the issue (whether at par or at a premium discount and for such consideration as the Company may think fit) of bonds, debentures or debenture stock (payable to bearer or otherwise), mortgages or charges, shares or other securities, perpetual or otherwise, and, if the Company thinks fit, charged upon all or any of the Company's property (both present and future) and undertaking including its uncalled capital and further, if so
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            thought fit, convertible into any stock or shares or securities of the Company or any other company, and collaterally or further to secure any obligations of the Company by a trust deed or other assurance or pledge.

      (m) To guarantee or otherwise support or secure, either with or without the Company receiving any consideration or advantage and whether by personal covenant or by mortgaging or charging all or part of the undertaking, property, assets and rights present and future and uncalled capital of the Company or by both such methods or by any other means whatsoever, the liabilities and obligations of and the payment of any moneys whatsoever (including but not limited to capital, principal, premiums, interest, dividends, costs and expenses on any stocks, shares or securities) by any person, firm or company whatsoever including but not limited to any company which is for the time being the holding company or a subsidiary (both as defined by section 736 Companies Act 1985) of the Company or of the Company's holding company or is controlled by the same person or persons as control the Company or is otherwise associated with the Company in its business.

      (n) To grant indemnities of every description and to undertake obligations of every description.

      (o) To make, draw, accept, exchange, endorse, negotiate, execute and issue promissory notes, bills of exchange or other negotiable instruments or payment orders and to receive money on deposit or loan.
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      (p)   To pay all or any expenses incurred in connection with the formation and promotion and incorporation of the Company and to pay commission to and remunerate any person or company for services rendered in underwriting or placing, or assisting to underwrite or place, any of the shares in the Company's capital or any debentures or other securities of the Company, or in or about the formation or promotion of the Company or the conduct of its business.

      (q) To pay for any property or rights acquired by the Company in such manner as the Company may think fit, including payment either in cash or fully or partly paid-up shares with or without preferred or deferred rights in respect of dividend or repayment of capital or otherwise, or by any securities which the Company has power to issue, or partly in one mode and partly in another and generally on such terms as the Company may determine.

      (r) To accept payment for any property or rights sold or otherwise disposed of or dealt with by the Company in such manner as the Company may think fit, including payment either in cash, by installments or otherwise, or in fully or partly paid-up share of any company or corporation, with or without deferred or preferred rights in respect of dividend or repayment of capital or otherwise, or in debentures or mortgage debentures or debenture stock, mortgages or other securities of any company or corporation, or partly in one mode and partly in another, and generally on such terms as the Company may determine.
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      (s)   While the Company remains a private company, and subject to the provisions of the Companies Act 1985, to:

                         [ MISSING PAGE TO BE TYPED IN]

      (t)

      (u)

      (v)

      (w)

      (x) To procure the Company or any branch or representative of it to be registered or recognized in any country or place abroad or with any applicable regulatory authority.

      (y) To obtain any provisional or other order or Act of Parliament of the United Kingdom or of the legislature of any other State or jurisdiction for enabling the Company to carry any of its objects into effect, or for effecting any modifications to the Company's constitution, or for any other purpose which may seem expedient, and to oppose or make representations in connection with any proceeding, proposal or application which may seem calculated, directly or indirectly, to prejudice the Company's interests.

      (z) To appoint any person or persons, firm or firms, company or companies to be the attorney or agent of the Company and to act as agents, managers, secretaries, contractors or in similar capacity.

      (aa) To insure the life of any person who may, in the opinion of the Company, be of value to the Company as having or holding for the Company
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            interests, goodwill or influence or other assets and to pay the premiums on such insurance.

      (ab) To establish and maintain or procure the establishment and maintenance of contributory or non-contributory pension or superannuation funds of the benefit of the person referred to below, to grant emoluments, pensions, allowances, donations, gratuities, loans and bonuses to such persons and to make payments for or towards insurance on the life or lives of such persons; to establish, subsidize, subscribe to or otherwise support any institution, association, society, club, other establishments, or fund, the support of which may, in the opinion of the Company, be calculated directly or indirectly to benefit the Company or any such persons, or may be connected with any place where the Company carries on business: to institute and maintain any institution, association, society, club or other establishment of profit-sharing scheme, share incentive scheme or employees' share scheme calculated to advance the interests if the Company or to benefit such persons; to institute and maintain or assist in the institution or maintenance of any scheme calculated to promote the purchase or holding of shares of or securities in the Company by the public, any section thereof or such persons; and, subject to the provisions of the Act, to lend money or make payments to, or guarantee or give an indemnity in respect of, or to give any financial or other assistance to, any such person, or trustees on their behalf or any other person, for the purposes of, or to facilitate the institution or maintenance of, any such schemes; to join, participate in and subsidize or assist any association of employers or employees or any trade association; and to subscribe or guarantee money for charitable or benevolent objects or for any public, general or useful object or for any exhibition; the said persons are any persons who are or were at any time in the employment or service of the Company or of any of its businesses or of any company which was or is for the time being the holding company or a subsidiary (both as defined by section 736 Companies Act 1985) of the Company or of the company's holding company or is otherwise associated with the Company or any of its businesses or who are or were at any time directors or officers of the Company or of such other company or business aforesaid, or holding or who hold or who held any salaried employment or office in the Company or such other company or business, and the families (including former spouses) of them or any person who is or was dependent on them.

      (ac) To purchase and maintain insurance for the benefit of any persons who are or were at any time directors, officers or employees of the Company or any other company which is a subsidiary or subsidiary undertaking of the Company or in which the Company has any interest, whether direct or indirect, or who are or were at any time trustees of any pension fund in which any employee of the Company or of any other such company or subsidiary undertaking are or have been interested indemnifying such persons against liability for negligence, default, breach of duty or breach of trust or any other liabilities which may be lawfully insured against.
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               [CANNOT READ COPY - FOLLOWING NEED TO BE INSERTED]

      (ad)

      (ae)

      (af)

            It is hereby declared that:

            (i)

            (ii)

4.    The liability of the members is limited.

5. The share capital of the Company is (pound)100 divided into 100 Ordinary Shares of (pound)1 each.

NOTE: By Ordinary Resolution of the Shareholders passed on 3rd June 1994 the authorized share capital of the Company was increased from (pound)100 divided into 100 Ordinary Shares of (pound)1 each to (pound)1,990,000 divided into 1,990,000 Shares of (pound)1 each by the creation of 1,989,900 new Ordinary Shares of (pound)1 each.

We, the entity whose name, address and description is subscribed, are desirous of being formed into a Company in pursuance of this Memorandum of Association and we agree to take the number of shares in the capital of the company set opposite our name.
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                                                          Number of
                                                          Shares taken
        NAME, ADDRESS AND DESCRIPTION                     by Subscriber
               OF SUBSCRIBER                              (in words)

--------------------------------------------------------------------------------

        Norton Rose Limited,                              One
               Blackfriars House,
                      P.O. Box 570,
                            19 New Bridge Street,
                                  London EC4V 6DH         Paul Edelstyn
                                                          (authorized signatory)

--------------------------------------------------------------------------------

DATED this 7th February 1994

WITNESS to the above Signature:

Matthew Rutter,
      Blackfriars House
             P.O. Box 570,
                   19 New Bridge Street,
                         London EC4V 6DH

Trainee Solicitor
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--------------------------------------------------------------------------------
NAME, ADDRESS AND DESCRIPTION OF SUBSCRIBER
--------------------------------------------------------------------------------

        Norton Rose Limited,                              One
               Blackfriars House,
                      P.O. Box 570,
                             19 New Bridge Street,
                                    London EC4V 6DH       Paul Edelstyn
                                                          (authorized signatory)

--------------------------------------------------------------------------------

DATED this 7th February 1994

WITNESS to the above signature:

Matthew Rutter,
        Blackfriars House
               P.O. Box 570,
                      19 New Bridge Street,
                             London EC4V 6DH

Trainee Solicitor
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                                                                         Annex A

                        THE COMPANIES ACTS 1985 and 1989

                           --------------------------

                            COMPANY LIMITED BY SHARES

                           --------------------------

                               SPECIAL RESOLUTION

                                       of

                        SPARKLING SPRING WATER UK LIMITED

                             Passed on 7th June 1994

      AT an Extraordinary General Meeting of the above-named Company, duly convened, and held on 7th June 1994, the following Resolution was duly passed as a Special Resolution:

                               SPECIAL RESOLUTION

THAT the Articles of Association be amended by the addition of the following new
Article 2.6:

      2.6 (a) No dividend shall be declared or paid by the Company during the Security Period (as defined in the Credit Agreement) without the prior written consent of the Bank (as defined in the Credit Agreement).
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            (b) For the purposes of this Article 2.6, "Credit Agreement" means the credit agreement of even date as the date of adoption of this
            Article 2.6 and made between the Company (1) and National Westminster Bank plc (as the Bank) (2)".



                  ------------------------------
                             Chairman